Exhibit 99
FOR IMMEDIATE RELEASE

Landmark Land Company, Inc.
Appoints Claudia Holliman as Director

Upper Marlboro, MD, April 24, 2007 - Landmark Land Company, Inc. (OT: LLND) (“Landmark”) announced today that it had appointed Claudia Holliman as a Director of the company. Ms. Holliman has been a senior vice president for Smith Barney, or one of its predecessor firms, for over 20 years. In addition to her appointment as a Director, she will also serve on the Audit Committee, Nominating Committee and Compensation Committee of the Board of Directors.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this press release.

CONTACT:	Gerald G. Barton
Chairman
Chief Executive Officer
Landmark Land Company, Inc.
2817 Crain Highway
Upper Marlboro, Maryland 20774
(301) 574-3330